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                                                                   Exhibit 10.20

                           COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement ("Lease") is made and effective November 1, 2000 and between Jersey State Properties, a New Jersey limited liability company ("Landlord") and Somera Communications, Inc., a Delaware corporation ("Tenant").

                                R E C I T A L S:

A. Landlord is the owner of land and improvements commonly known as the Jersey State Properties Building (the "Building") and located at 7 Waterloo Road, Stanhope, New Jersey 07874 (the "Property"). The Property is legally described as follows: Block 29 of Lot 201.3, Byram Township, New Jersey. The Building contains approximately 15,840 square feet of rentable space.

B. Landlord desires to lease to Tenant approximately 12,800 square feet of the Building (the "Leased Premises"). Approximately 10,400 square feet of the Leased Premises shall be used by the Tenant as office space (the "Office Space") and approximately 2,400 square of the Leased Premises shall be used by the Tenant as warehouse space (the "Warehouse Space"). A depiction of the Building and the Leased Premises (including illustrations of the locations of the Office Space and the Warehouse Space) is attached to this Lease as Exhibit "A", which Exhibit "A" is hereby incorporated into this Lease by this reference.

C. Tenant desires to lease the Leased Premises from Landlord in accordance with the terms, conditions and provisions herein set forth.

NOW, THEREFORE, incorporating and in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant hereby agree as follows:

                               A G R E E M E N T:

1. Term; Extension Term.

A. Initial Term. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord, for an "Initial Term" of sixty (60) months, beginning November 1, 2000 (the "Commencement Date") and ending October 31, 2005 (the "Termination Date").

B. Extension Term. Landlord hereby grants Tenant the option (the "Extension Option") to extend the Initial Term of the Lease for one additional sixty (60) month period (the "Extension Term"). Tenant shall exercise such Extension Option, if at all, by giving Landlord written notice of Tenant's election to so exercise the Extension Option not less than ninety (90) days prior to the expiration of the Initial Term. The rent to be paid by the Tenant for the Leased Premises during the Extension Term (if exercised) is set forth in Section 2 hereinbelow.

2. Base Rental.

A. Initial Term. During the Initial Term, Tenant shall pay to Landlord the Annual Base Rent set forth hereinbelow for the Office Space and the Warehouse Space (as applicable). Payments of Annual Base Rent shall be due in advance on the first day of each calendar month during the Initial Term (and the Extension Term, if applicable) to Landlord at Jersey State Properties, 7 Waterloo Road., Stanhope, New Jersey 07874 or at such other place designated by written notice from Landlord or Tenant. Payments of Annual Base Rent for any partial calendar months shall be prorated on a daily basis.

Office Space (10,400 sq. ft.)
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Months                        Per Sq. Ft.    Annual             Monthly
------                        -----------    ------             -------

Months 1-12                   $ 7.85         $ 81,640.00        $ 6,803.33
Months 13-24                  $10.00         $104,000.00        $ 8,666.67
Months 25-36                  $12.00         $124,800.00        $10,400.00
Months 37-48                  $14.00         $145,600.00        $12,133.33
Months 49-60                  $16.00         $166,400.00        $13,866.67

Warehouse Space (2,400 sq. ft.)

Months                        Per Sq. Ft.    Annual             Monthly
------                        -----------    ------             -------

Months 1-12                   $6.00          $14,400.00         $1,200.00
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Office Space (10,400 sq. ft.)

Months                        Per Sq. Ft.    Annual             Monthly
------                        -----------    ------             -------

Months 1-12                   $ 7.85         $ 81,640.00        $ 6,803.33
Months 13-24                  $10.00         $104,000.00        $ 8,666.67
Months 25-36                  $12.00         $124,800.00        $10,400.00
Months 37-48                  $14.00         $145,600.00        $12,133.33
Months 49-60                  $16.00         $166,400.00        $13,866.67

Warehouse Space (2,400 sq. ft.)

Months                        Per Sq. Ft.    Annual             Monthly
------                        -----------    ------             -------

Months 1-12                   $6.00          $14,400.00         $1,200.00
Months 13-24                  $6.00          $14,400.00         $1,200.00
Months 25-36                  $6.00          $14,400.00         $1,200.00
Months 37-48                  $6.00          $14,400.00         $1,200.00
Months 49-60                  $6.00          $14,400.00         $1,200.00

B. Extension Term (if applicable). The Annual Base Rental for the Extension Term (if the Extension Option is exercised) shall be ninety percent (90%) of the Fair Market Rental Rate of the Leased Premises for the Extension Term. The Fair Market Rental Rate of the Leased Premises shall mean the Annual Base Rent at which tenants, as of the commencement of the Extension Term, would pay to lease space comparable in size, location and quality to the Leased Premises for a comparable term, taking into consideration all concessions and inducements generally being granted at such time including tenant improvements or improvement allowances provided in connection therewith (taking into account the age, quantity and layout of the existing improvements in the Leased Premises). Upon Tenant's exercise of the Extension Option, the Landlord and Tenant shall work together in good faith to mutually agree on the Fair Market Rental Rate for the Leased Premises during the Extension Term. If the Landlord and the Tenant are unable to agree on the Fair Market Rental Rate for the Leased Premises for the Extension Term within fifteen (15) business days (the "Outside Date") after Landlord's receipt of Tenant's notice of its election to exercise the Extension Option, then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within five (5) business days after the Outside Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Subsections 2B(i) through 2B(v) hereinbelow. The failure of either Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such five (5) business day period shall conclusively be deemed to be such party's approval of the Fair Market Rental Rate submitted within such five (5) business day period by the other party.

      i. Landlord and Tenant shall each appoint one (1) appraiser who shall by profession be a real estate appraiser who shall have been active over the five
(5) year period ending on the date of such appointment in the appraisal of office buildings/warehouse space in the general vicinity of the Building. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the appraisers, taking into account the requirements with respect thereto set forth in Section 2 above. Each such appraiser shall be appointed within ten (10) business days after the Outside Date.

      ii. The two (2) appraisers so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers. The three
(3) appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination (but not any other number) as the Fair Market Rental Rate and notify Landlord and Tenant thereof. The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant.
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      iii. If either Landlord or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

      iv. If the two (2) appraisers fail to agree upon and appoint a third appraiser, a third appraiser shall be appointed by the senior judge of the trial court in the county in which the Building is located.

      v. The party whose Fair Market Rental Rate is not selected shall pay the fees and expenses of the entire appraisal process and all of the appraisers.

3. Use

Tenant may use the Leased Premises for all lawful activities; provided, however, that Tenant may not use the Leased Premises to store, manufacture or sell any inherently dangerous substance, chemical, thing or device.

4. Sublease and Assignment.

Tenant shall have the right, without Landlord's consent, to assign this Lease or sublease any or all of the Leased Premises to any other entity; provided, that, Tenant shall be required to notify the Landlord of any such assignment and/or sublease, and, provided, further, that any such assignment and/or sublease shall not release the Tenant from any of its obligations under this Lease without Landlord's consent.

5. Condition of Leased Premises; Repairs and Maintenance of the Leased Premises.

A. Condition of Leased Premises. Landlord warrants and covenants to Tenant that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Leased Premises, are in good operating condition on the Commencement Date. If Tenant determines that such warranty and covenant is/was untrue, Landlord shall, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify same at Landlord's expense. Landlord further warrants and covenants that any improvements on or in the Leased Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. In addition, Landlord warrants to Tenant, that except as provided in writing to Tenant prior to the Commencement Date, Landlord has not received any notice from any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Leased Premises as of the Commencement Date. If the Leased Premises do not comply with said warranties, Landlord shall, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, take such action, at Landlord's expense, as may be reasonable or appropriate to rectify the non-compliance.

B. Landlord's Obligation. Landlord shall maintain in good condition and repair the foundations, roofs and exterior surfaces of walls of the Building (including doors, door frames, door checks, windows and window frames), and all utility facilities serving the Property; provided, however, to the extent any repairs or replacements are necessitated by the gross negligence or willful acts of Tenant or caused by alterations, additions or improvements made by Tenant, the cost of same shall be the responsibility of Tenant. Landlord shall also be responsible for the replacement, as necessary, of the heating, ventilating and air conditioning equipment and any elements, components or portions thereof. If Landlord fails to make repairs or alterations and/or fails to maintain the Building, the Leased Premises and/or the Property (and such repairs, alteration and/or repairs are typically those that a Landlord would be required to complete) after notice from Tenant, Tenant may make such repairs and offset the cost thereof from the next installment(s) of Annual Base Rental then coming due.

C. Tenant's Obligation. Tenant, at its expense, shall keep the Leased Premises in such order, condition and repair as when Tenant first occupied the applicable space. Should Tenant fail to keep the Leased Premises in such
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order, condition and repair or otherwise reasonably maintain the Leased Premises after written notice from Landlord of Tenant's failure to do the same, Landlord may make any such repairs and/or replacements to the Leased Premises, and Tenant shall pay to Landlord, the costs incurred by Landlord in the making of such repairs or replacement.

6. Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right (without the requirement of obtaining Landlord's consent) to remodel, redecorate, and make non-structural additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense. Notwithstanding anything herein to the contrary, Tenant shall not have the right to make structural modifications to the Leased Premises and/or the Building without first obtaining the Landlord's consent to such modifications, which consent shall not be unreasonably withheld, delayed or conditioned.

7. Property Taxes.

Tenant shall pay its portion of all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Tenant's personal property, if any, on the Leased Premises.

8. Insurance.

A. Landlord's Insurance. Landlord shall, at all times, from the Commencement Date through the Termination Date, maintain in effect a policy or policies of insurance covering the Property (as applicable) and the Building, in an amount not less than the full replacement cost thereof. Such insurance shall provide protection against any peril generally included in the classification "Fire and Extended Coverage" and such other additional insurance as covered in an "all risks" standard insurance policy. In addition, Landlord shall maintain the following insurance coverages: (a) general liability insurance in an amount not less than $3,000,000.00, (b) flood and mudslide insurance in amount equal to one hundred percent (100%) of the full replacement value of all improvements; provided that such flood and mudslide insurance shall not be required if the Property is not situated within an area with a high flood and/or mudslide hazard, (c) twelve (12) months rent loss or business interruption insurance, and
(d) workers' compensation and all other insurance, if any, of whatsoever description and in such amounts as may be required by any ordinance, law or governmental regulation to be carried or maintained by Landlord in connection with Landlord's operation of the same or the use of the same or in connection with the construction, demolition, maintenance or repair of the Property or any part thereof

B. Tenant's Insurance. Tenant, at its sole cost and expense, commencing on the Commencement Date, shall procure and keep in full force and effect the following types of insurance, in at least the amounts specified herein: (a) liability insurance with coverage limits of not less than $2,000,000.00 per occurrence for bodily injury, personal injury, death and property damage liability per occurrence, (b) worker's compensation insurance as required by law, (c) twelve
(12) months business interruption or loss of income insurance, and (d) insurance covering all of Tenant's leasehold improvements, alterations and personal property from time to time in, on or about the Leased Premises..

C. Policy Forms. All policies of insurance provided for herein shall be issued by insurance companies with general policy holder's rating of not less than A-and a financial rating of not less than Class X, as rated in the most current available "Best's Key Rating Guide", and which are qualified to do business in the State of New Jersey. All such policies shall name and shall be for the mutual and joint benefit and protection of Landlord and Tenant as additional insureds. Executed copies of renewal policies or certificates thereof shall be delivered to Landlord and Tenant (as the case may be) within 30 days prior to the expiration of the term of each policy. All policies of insurance delivered to a party hereunder must contain a provision that the company writing the policy will give to the other party 30 days' notice
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in writing, in advance, of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be endorsed to read that such policies are primary policies.

9. Utilities.

Electricity for the Leased Premises is separately metered to the Leased Premises. Accordingly, Tenant shall pay all electricity charges on the Leased Premises during the term of this Lease directly to the utility company providing electricity to the Leased Premises. Tenant shall not be charged any electricity charges for the Leased Premises as part of the common area charges and expenses set forth in Section 16 hereinbelow. Tenant acknowledges that (a) the Office Space is designed to provide standard office use electrical facilities and standard office lighting, and (b) the Warehouse Space is designed to provide standard warehouse use electrical facilities and standard warehouse lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which overload the wiring or interfere with electrical services to other tenants. None of the other utilities (i.e., water, sewer, oil, gas, etc.) serving the Leased Premises are separately metered to the Leased Premises. Accordingly, Tenant shall reimburse Landlord for Tenant's pro-rata share of the costs of such utilities as part of the common area charges and expenses, as specifically set forth in Section 16 hereinbelow.

10. Signs.

Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs, which are permitted by applicable zoning ordinances and laws. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

11. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall (a) provide Tenant with at least 48 hours prior written notice of Landlord's intent to enter the Leased Premises (except in the event of an emergency) and (b) not interfere with Tenant's business in the Leased Premises.

12. Parking.

The Property parking lot currently contains 100 parking spaces. Accordingly, there are approximately 6.3 parking spaces for each 1,000 rentable square feet of the Property. Pursuant to this Lease, Tenant will lease approximately 12,800 square feet of space at the Property. Landlord and Tenant hereby agree that Tenant shall be entitled to use up to 80 of the 100 parking spaces available at the Property. Landlord shall not decrease the number of available parking spaces at the Property without Tenant's prior written consent.

13. Indemnities.

Tenant shall defend (unless Landlord waives its right to such defense) indemnify and protect Landlord from any claim, demand, liability, judgment, award, loss, damage, expense, charge or cost of any kind or character (including reasonable attorneys' fees and costs) (hereinafter collectively referred to as "Claims") actually incurred by Landlord and to the extent caused by (a) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Leased Premises by Tenant, its agents, employees, contracts or invitees, and/or (b) a breach of Tenant's obligations under this Lease. Landlord shall defend, indemnify and protect Tenant from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including actual attorney fees and costs) to the extent such liabilities, obligations, damages, penalties, claims, costs, charges and expense are caused by a breach of Landlord's (and/or its agents, contractors and/or employees) obligations under the Lease. Tenant and Landlord's obligations under this section shall survive the expiration or earlier termination of the Lease.

14. Damage and Destruction.
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In the event the Leased Premises are damaged or destroyed by fire or other peril covered by insurance Landlord is required to carry pursuant to the terms of this Lease, Landlord shall, within thirty (30) days following the casualty, apply for all necessary permits and approvals to repair, reconstruct and restore (collectively referred to herein as "Reconstruction") the damaged or destroyed portion of the Leased Premises. Within a period of sixty (60) days after obtaining all required permits and approval, Landlord shall commence Reconstruction of that portion of the Leased Premises damaged or destroyed and prosecute the same diligently to completion.

If the cost of Reconstruction exceeds the greater of (a) the amount of Landlord's insurance, or (b) the amount of insurance proceeds Landlord would have collected if Landlord had complied with its insurance obligations under the Lease, Landlord may elect to terminate this Lease by giving notice thereof to Tenant within thirty (30) days following Landlord's good faith determination that the cost of Reconstruction exceeds Landlord's insurance; provided, however, Tenant may rescind Landlord's election to so terminate this Lease by agreeing to pay the difference, in which event this Lease shall not terminate and Landlord shall diligently prosecute the Reconstruction to completion. Any Reconstruction to be performed by Landlord shall be performed in a manner so as to minimize interference with Tenant's business at the Leased Premises. Landlord shall, subject to the above and the events of Force Majeure, complete such Reconstruction within 180 days after obtaining all required permits and approvals for such Reconstruction. If Landlord has not completed the Reconstruction within such 180 day period (subject to events of Force Majeure) or if Landlord sooner informs Tenant that Landlord will be unable to complete the Reconstruction within such period, Tenant shall have the right to terminate this Lease at the end of such period or within five (5) business days of receipt of such notice, as the case may be.

In the event the Leased Premises are destroyed or materially damaged by any casualty not required to be covered under Landlord's insurance, Landlord shall have the election, and shall within thirty (30) days following the date of such damage give Tenant written notice of Landlord's election, either (i) to commence Reconstruction of the Leased Premises and complete the same within 180 days following the date of such damage, in which event this Lease shall continue in full force and effect, or (ii) not to perform such Reconstruction of such portion of the Leased Premises, in which event this Lease shall cease and terminate not later than sixty (60) days after Landlord's notice of its election to terminate.

Upon any termination of this Lease under any of the provisions of this Section 14, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Leased Premises to Landlord, expect for its obligations which have theretofore accrued and are then unpaid.

In the event of Reconstruction as herein provided, then the Base Rent shall be abated proportionately with the degree to which Tenant's use of the Leased Premises is impaired, commencing upon the date of the casualty and continuing until the date the Tenant recommences normal business in the portion of the Leased Premises affected by the Reconstruction. Tenant shall continue it operations at the Leased Premises following a partial destruction of the same if, in Tenant's reasonable discretion, Tenant's operations at the Leased Premises during any such period can be continued from the standpoint of prudent business management. If Tenant continues operations, Tenant's obligation to pay additional rent (calculated based on the reduced square footage actually being utilized by Tenant) shall remain in full force and effect.

15. Default.

A. Tenant. If Tenant shall fail to pay rent when due to Landlord as herein provided, and if said failure to pay rent shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if Tenant shall fail to perform any other material covenants or conditions required to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare Tenant in default of this Lease. In such instance, Landlord shall have any and all rights and remedies available to Landlord, both in law and in equity, including, but not limited to, the right to terminate the Lease. Landlord shall use reasonable efforts to mitigate its damages.

B. Landlord. Should Landlord fail to perform any other material covenants or conditions required to be kept, observed and performed by Landlord under this Lease, and such failure shall continue for thirty (30) days after
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notice thereof in writing to Landlord by Tenant without correction thereof then having been commenced and thereafter diligently prosecuted, Tenant may declare Landlord in default of this Lease. In such instance, Tenant shall have any and all rights and remedies available to Tenant, both in law and in equity, including, but not limited to (a) the right to correct the default and offset all costs and expenses incurred by Tenant with respect to the same from the next installments of Base Rent due hereunder, and (b) the right to terminate the Lease. Tenant shall use reasonable efforts to mitigate its damages.

16. Common Area and Maintenance Expenses.

A. Expenses Included. Landlord shall keep, or cause to be kept, the common areas of the Building and the Property in a neat, clean and orderly condition, properly lighted and landscaped, and shall operate, repair and maintain, as reasonably necessary, all equipment and facilities thereof. It is understood and agreed that the term common area expenses shall mean all sums actually expended (excluding financing costs) for the repair, operation and maintenance of the following: general repairs; resurfacing; restriping; cleaning; trash removal; sweeping and janitorial services; repair and maintenance of public toilets, paving, sidewalks, curbs, common signs, sprinkler systems, planting and landscaping, lighting and other utilities, directional signs, fire protection, lighting, storm drainage and other utility systems; snow removal, taxes assessed on the land comprising the common area; all personal property taxes assessed and levied on any personal property owned by Landlord for use in the common area; Landlord's insurance (as required by this Lease); maintenance and operation of parking lot. In addition, the common area expenses may include an amount payable to the Landlord for the supervision and maintenance of the common area and for accounting, bookkeeping and collection of the common area expenses equal to no more than three percent (3%) of the total of the aforementioned expenses for each calendar year.

B. Expenses Excluded. Notwithstanding anything to the contrary contained herein, common area expenses shall not include (a) depreciation of real or personal property, (b) leasing commissions, advertising expenses and other costs incurred in leasing space to other tenants; (c) the cost of work, including painting, decorating and tenant change work which Landlord performs in any tenant space;
(d) the cost of installing, operating and maintaining any specialty services at the Property; (e) the cost of correcting defects in the construction of the Building equipment or the cost of complying with Building and fire codes; (f) salaries of Landlord's employees; (g) the cost of any work or service performed for any facility other than the Property; (h) the costs of any item for which the Landlord is entitled to be reimbursed by insurance; (i) the costs of any repairs, alterations, additions, changes, replacements or other items which under generally accepted accounting principals, are properly classified as capital expenditures; (j) insurance premiums to the extent Landlord is reimbursed therefor; (k) loan fees, charges or interest on debt or amortization payments on any mortgage; (l) any expenses for repairs or maintenance which are actually covered by warranties or service contracts; (m) the cost of any HVAC, janitorial, garage or other service provided to other tenants; (n) penalties or costs arising from Landlord's violation of laws or breach of contracts with third parties or resulting from late payments; (o) to the extent that the operating services are performed by Landlord or by entities affiliated with Landlord, common area expenses shall not include amounts paid in excess of the fair market rate at which such services could be obtained from unrelated third parties; (p) any bad debt loss, rent loss or reserves for bad debt or rent loss;
(q) costs associated with operating the business of the partnership or entity that constitutes Landlord (as the same is distinguished from the course of operation of the Property); (r) costs of defending any lawsuits; (s) costs of selling or financing the Property; (t) legal fees and other costs incurred resulting from the acts or omissions of Landlord, its agents, contractors or employees.

C. Payment of Common Area Expenses; Expense Cap. Tenant shall pay its pro-rata share of Landlord's actual cost of operating and maintaining (in accordance with the terms and conditions of Sections 16A and 16B hereinabove) the common areas of the Property. As of the Commencement Date, Tenant's pro-rata share was equal to 81%. Tenant shall pay to Landlord on the first day of each month, an amount equal to one/twelfth (1/12) of Tenant's annual pro rata share of common area expenses. Landlord hereby represents to Tenant that the total common area expenses for the Property for calendar year 2000 was $44,548.00. Accordingly, Tenant's pro rata share of the common area expenses for the Property (including taxes and insurance) for calendar year 2000 (to be prorated from the Commencement Date) is approximately $36,084.00 ($2.82 per square foot). Landlord estimates that the common area expenses for the Property for calendar year 2001 will be $53,429.00. Accordingly, Tenant's pro rata share of common area expenses for calendar year 2001 shall be approximately $43,277.00 ($3.38 per square foot). Landlord and Tenant agree that on the first (1st) day of each calendar year after calendar year 2001 during the Initial Term (and the Extension Term, if applicable), the fee
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paid by Tenant to Landlord pursuant to this Section 16 shall be adjusted to reflect any increase or decrease in the cost to maintain the common areas of the Property. Notwithstanding the previous sentence, Tenant and Landlord agree that during any calendar year (after calendar year 2001) during the term of this Lease and any extension thereof, the fees paid by Tenant under this Section 16 shall not increase by more than four percent (4%) over the common area expenses (including taxes and insurance) paid by Tenant during the immediately proceeding calendar year. As noted hereinabove, the common area expenses due in any partial calendar year shall be prorated. Prior to the commencement of each calendar year, Landlord shall provide Tenant with an estimate of Tenant's proportionate share of the common area expenses for the upcoming calendar year. Within ninety
(90) days after the end of each calendar year, Landlord shall provide Tenant with a statement of actual common area expenses incurred during the previous calendar year. The statement of common area expenses shall include an itemization of each type of expense in reasonable detail. In the event Tenant's proportionate share of the common area expenses is less than the sum actually paid by Tenant the prior year, Landlord shall apply the excess paid by Tenant to the next payment of common area expenses owed by Tenant. In the event that Tenant's proportionate share of the common area expenses is greater than the sums actually paid by Tenant the prior year, Tenant shall pay such difference to Landlord within ninety (90) days of receipt of notice of Tenant's shortfall from Landlord.

17. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for Tenant's operation of its business in the Leased Premises, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination; Non-Disturbance; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage or deed of trust presently existing or hereafter placed upon the Property and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant agrees, within 30 days following written demand therefore, to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as may be reasonable and which do not increase Tenant's obligations under the Lease (provided, however, that any such documents and/or instruments shall be deemed to be unreasonable if they do not include standard tenant non-disturbance language). Tenant and Landlord each agree that such party will from time to time (upon at least fifteen (15) business days' notice from the other party and not more than one time in any calendar year) upon request by the other party execute and deliver to such persons as Landlord or Tenant (as the case may be) shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that (to Tenant's/Landlord's knowledge) the other party is not in default hereunder (or if such party alleges a default stating the nature of such alleged default) and further stating such other matters as the requesting party shall reasonably require.

19. Tenant's Right of First Refusal to Lease Additional Space in the Building.

In the event that any other space ("Available Space") in the Building becomes available for lease or sublease, Landlord shall give Tenant written notice of any such availability (the "Availability Notice"). Following receipt of the Availability Notice, Tenant shall have thirty (30) days to provide Landlord with written notice of Tenant's election to expand (or not to expand) into the Additional Space. If Tenant elects to expand into the Additional Space, the term for such Additional Space shall run concurrently with the Initial Term (and Extension Term, as applicable) of the Lease. Base Rent for the Additional Space shall be the lesser of (a) ninety percent (90%) of the fair market rental rate for the Additional Space (which, if required, shall be determined in accordance with the procedure outlined in Section 2B hereinabove), or (b) the Base Rent which Tenant is then-currently paying for other similar space in the Building, or (c) as otherwise agreed to in writing by Landlord and Tenant (provided, that neither Landlord not Tenant shall be obligated to agree on any Base Rent other than as set forth in (a) or (b) hereinabove). Tenant shall be responsible for all of the same tax, insurance and common area expense costs with respect to the Additional Space as it is for the Leased Premises. The Additional Space shall be delivered to Tenant in good operating condition. The expansion of the Leased Premises to include the Additional Space shall be memorialized in an amendment to this Lease which contains the approved terms as outlined herein and other typical terms and conditions (the "Additional Space Lease Amendment"). The date on which Tenant shall be required to pay rent for the Additional Space shall be mutually approved by Landlord and Tenant. The Lease Term for the Additional Space shall expire, unless sooner terminated in accordance with the Additional Space Lease Amendment, at midnight on the Termination Date of the Lease (as the same may be extended).

20. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, or overnight courier (with a nationally recognized reputable courier company), addressed as follows:

If to Landlord to:      Jersey State Properties
                        7 Waterloo Road., Stanhope, NJ 07874
                        Attention: Mr. Jay Van Orden

If to Tenant to:        Somera Communications
                        7 Waterloo Road, Stanhope, NJ 07874

with a copy to:         Somera Communications
                        5383 Hollister Avenue
                        Santa Barbara, California 93111
                        Attention: Mr. Glenn Berger

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

21. Brokers.

Landlord and Tenant each represent to the other that (a) it has not engaged the services of any real estate broker or agent in connection with this Lease, and
(b) it has not otherwise engaged in any activity which could form the basis for a claim for a real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any claim or liability, as well as court costs and legal fees, arising out of any breach of such representation.

22. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

23. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

24. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

27. Performance.

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen
(15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

28. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

29. Hazardous Substances.

A. Neither Landlord nor Tenant shall cause or permit any "Hazardous Substances" (as hereinafter defined) to be used, placed, held, located, stored, or disposed of in the Leased Premises, the Building or the Property or any part thereof; provided, however, that Tenant shall have the right to use and store in the Leased Premises those Hazardous Substances which are customarily used in Tenant's business operations, but only in such reasonable quantities as are reasonably necessary for Tenant's use of the Leased Premises and only in full compliance with all applicable laws and regulations. Landlord and Tenant covenant and agree to obey and comply with at all times and in all respects, at its sole expense, all applicable laws and regulations concerning the use, storage, disposal, containment, removal, transportation, or remediation of Hazardous Substances in the Leased Premises, the Building and the Property.

B. "Hazardous Substances" shall mean and include those substances which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA), as amended from time to time, or the list of toxic pollutants designated by Congress or the EPA, as amended from time to time, or which are regulated by any federal, state or local law, ordinance code, rule, regulation, order or decree regulating, relating to or imposing liability (including without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect (collectively, "Environmental Laws").

C. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries, and expenses (including reasonable attorneys' fees), costs of any settlement or judgment and claims paid, incurred or suffered by Landlord to the extent caused by (i) the violation of any Environmental Laws by Tenant or by its agents, employees, contractors or invitees in connection with Tenant's use of the Leased Premises; or (ii) Tenant's use of any Hazardous Substance in the Leased Premises. Conversely, Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, damages, injuries, and expenses (including reasonable attorneys' fees), costs of any settlement or judgement and claims paid, incurred or suffered by Tenant to the extent caused by (x) the violation of any Environmental Laws by any other tenant at the Building, (y) the violation of any Environmental Laws by Landlord or by its agents, employees, contractors or invitees in connection with Landlord's ownership of the Building and/or the Property; or (z) Landlord's use of any Hazardous Substance in the Building and/or at the Property. The indemnification obligations under this subparagraph C shall apply only to direct, actual damages and shall in no event apply to any consequential damages.

30. Attorneys Fees..

In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party all costs and expenses including, without limitation, any fees, costs or disbursements incurred on any appeal from the action or proceeding.)

31. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:                                      TENANT:

Jersey State Properties,                       Somera Communications, Inc.
a New Jersey limited liability company         a Delaware corporation


By:     /s/ Jay Van Orden                      By:    /s/ Glenn Berger
      -------------------------------                ---------------------------
Name:   Jay Van Orden                          Name:  Glenn Berger
      -------------------------------                ---------------------------
Its:                                           Its:   Vice President, Operations
      -------------------------------                ---------------------------